UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2007

GLOBALSTAR, INC. (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

In addition to current and historical information, this Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements refer to the future operations, prospects, potential products, services, developments and business strategies of Globalstar, Inc. (the “Company”).  These statements can, in some cases, be identified by the use of terms such as “may,” “will,” “should,” “could,” “intend,” “expect,”, “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” the negative of such terms or other comparable terminology.  Forward-looking statements, such as statements regarding the Company’s ability to develop and expand its business, its ability to manage costs, its ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in its industry on it and its competitors, its anticipated future revenues, its anticipated capital spending (including for future satellite procurements and launches), its anticipated financial resources, its expectations about the future operational performance of its satellites (including their projected operational lives), the expected strength of and growth prospects for its existing customers and the markets it serves, and other statements in this report regarding matter that are not historical facts, involve predictions.  These and similar statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by the statements.  These risks and uncertainties include, among others, those listed in Part II Item IA “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.  The Company does not intend, and undertakes no obligation, to update any of its forward-looking statements after the date of this report to reflect actual results or future events or circumstances.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, the Board of Directors of  the Company appointed Kenneth E. Jones as a Class B director (term expires at 2008 Annual Meeting of Stockholders) and as a member of the Audit Committee effective immediately.

Mr. Jones has served as Chairman of Globe Wireless, a maritime communications business, since 2004.  From January 1994 to August 2004, he served as Globe’s Chief Executive Officer.  Prior to Globe Wireless, Mr. Jones was Chief Executive Officer and Founder of Ditech Communications, a publicly traded telecommunications technology company. Mr. Jones’ prior experience includes serving as President and Chief Executive Officer of a private label food business and as Vice President and Chief Financial Officer of Hills Bros. Coffee, Inc.  He has been a director of Landec Corporation, a publicly traded developer and manufacturer of specialty polymer products for the food and agricultural industries, since 2001 and is currently lead independent director and a member of the Audit Committee of Landec.

Mr. Jones owns a 14% limited partnership interest in Thermo United LP.  The general partner of Thermo United LP and its remaining equity are controlled by James Monroe III and his affiliates.  The sole asset of Thermo United LP was an approximately 78% interest in United Holdings LLC, an Oklahoma City based distributor of diesel engines, which was sold to an entity controlled by a private equity firm in January 2007.  Thermo United LP expects eventually to liquidate rather than investing in further business operations.

After considering the foregoing factors, the Board determined that Mr. Jones is an independent director under the NASDAQ Marketplace Rules and the applicable rules of the Securities and Exchange Commission.  Upon his appointment, Mr. Jones became the second independent member of the Company’s Audit Committee, replacing James Monroe III, the Company’s Chairman and Chief Executive Officer.  In accordance with the NASDAQ and SEC independence phase-in rules, the Company intends to add a third independent director to the Board and the Audit Committee within a year of its initial public offering.

There were no arrangements pursuant to which Mr. Jones was appointed to serve as a director and he has not engaged in any related person transactions with the Company.   The Board also determined on January 30, 2007 that compensation during 2007 to its independent directors (currently Mr. Jones and Peter Dalton) will be $30,000. Mr. Dalton will receive an additional $10,000 for acting as chairman of the Audit Committee.

Item 8.01 Other Events.

Stock Purchase by Thermo Funding.  Consistent with its prior purchases, on February 5, 2006, Thermo Funding Company LLC elected to make a further investment in the Company by purchasing an additional 1.5 million shares of the Company’s common stock at a price of $16.17 per share (an aggregate of $24.3 million) pursuant to its irrevocable standby stock purchase agreement.

Annual Meeting of Stockholders.  At its January 30, 2007 meeting, the Board set May 21, 2007 as the date of the Company’s Annual Meeting of Stockholders, which will be held in Palo Alto, California.  The record date for determining stockholders entitled to vote at the meeting will be April13, 2007. The Company expects to mail a notice of the meeting and related proxy materials to stockholders in mid-April.

Satellite Constellation Operations.

As previously disclosed in the Company’s public filings, a number of its satellites have experienced various anomalies over time, one of which is a degradation in the performance of the solid-state power amplifiers of the S-band communications antenna.  The S-band antenna provides the downlink from the satellite to a subscriber’s phone or data terminal.  Degraded performance of the S-band antenna reduces the quality of two-way voice and data communication between the affected satellites and the subscriber and may reduce the duration of a call.  If the S-band antenna on a satellite ceases to function entirely, two-way communication is impossible over that satellite, but not necessarily over the constellation as a whole.  The root cause of the degradation in performance of the amplifiers is unknown, although the Company believes it may result from irradiation of the satellites in orbit.

The S-band antenna amplifier degradation does not affect adversely the Company’s one-way “Simplex” data transmission services, which utilize only the L-band uplink from a subscriber’s “Simplex” terminal to the satellites.

To date, the Company has managed the degradation of the S-band antenna amplifiers in various technical ways, as well as by placing into service spare satellites already in orbit and moving unimpaired satellites to key orbital positions.  To maintain the highest possible capacity and best possible quality of service in light of this problem and to prepare for the integration of the eight satellites to be launched in 2007, on February 2, 2007, the Company completed the reconfiguration of its satellite constellation to combine two different “Walker” configurations, which continue to operate as a single constellation of 40 satellites plus in-orbit spares.  When launched, the eight satellites will be utilized to replenish the constellation over time as necessary until the second generation satellites are available for service, which the Company currently projects will be in late 2009.

As reported in the Company’s prior public filings, in early 2006 the Company undertook a comprehensive third party review of this problem and the likely impact of the degradation of performance of these amplifiers in individual satellites on the performance of the constellation as a whole.  At that time, based in part on the third-party report, the Company concluded that, although there was risk, with the addition of the eight spare satellites in 2007, the constellation would continue to provide commercially viable two-way communication services until the next generation satellites were placed in service in 2009.  Based on data recently collected from satellite operations, the Company has concluded that the degradation of the amplifiers is now occurring at a rate that is faster than previously experienced and faster than the Company had previously anticipated.  In response, the Company, in consultation with outside experts, has implemented innovative methods, and plans to continue to implement additional corrective measures, to attempt to ameliorate this problem, including modifying the configuration of its constellation as described above, and thereby extend the life of the two-way communication capacity of the constellation.  Nonetheless, to date the Company has been unable to correct the amplifier problem and may be unable to do so.

Based on its most recent analysis, the Company now believes that, if the degradation of the S-band antenna amplifiers continues at the current rate or further accelerates, and if the Company is unsuccessful in developing additional technical solutions, the quality of two-way communications services will decline, and by some time in 2008 substantially all of the Company’s currently in-orbit satellites will cease to be able to support two-way communications services. As the number of  in-orbit satellites with properly functioning S-band antenna decreases, despite a successful launch  and optimized placement in orbit of the eight spare satellites in mid-2007, increasingly larger coverage gaps will recur over areas in which the Company currently provides two-way communication services. Subscriber service will continue to be available, but at certain times in any given location it will take substantially longer to establish calls and the average duration of calls may be impacted adversely.

The Company is working on plans, including new products and services and pricing programs, and exploring the feasibility of accelerating procurement and launch of its second-generation satellite constellation, to attempt to reduce the effects of this problem upon its customers and operations.  The Company will be able to forecast the duration of service coverage at any particular location in its service area and intends to make this information available without charge to its service providers, including its wholly owned operating subsidiaries, so that they may work with their subscribers to reduce the impact of the degradation in service quality in their respective service areas. The Company is also reviewing its business plan in light of these developments.

The Company’s liquidity remains strong.  At December 31, 2006, in addition to its credit agreement, the Company had unrestricted cash on hand and undrawn amounts under the Thermo Funding Company irrevocable standby stock purchase agreement of approximately $195 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Fuad Ahmad
Fuad Ahmad
Vice President and
Chief Financial Officer

Date: February 5, 2007